As filed with the Securities and Exchange Commission on December 14, 1998

                                                 Registration Number 333- ______
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          JACK HENRY & ASSOCIATES, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                        7373                    43-1128385
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                                 663 Highway 60
                                  P.O. Box 807
                             Monett, Missouri  65708
                                 (417) 235-6652

   (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                Michael E. Henry
                             Chief Executive Officer
                          Jack Henry & Associates, Inc.
                          663 Highway 60, P.O. Box 807
                             Monett, Missouri  65708
                                 (417) 235-6652

(Name, address, including zip code and telephone number, including area code, of agent for service)

                                   Copies to:
                                                Robert R. Kibby, Esq.
        Robert T. Schendel, Esq.              Richard A. Rafferty, Esq.
     Shughart Thomson & Kilroy P.C.             Haynes and Boone, LLP
         Twelve Wyandotte Plaza                 3100 NationsBank Plaza
    120 West 12th Street, Suite 1600               901 Main Street
      Kansas City, Missouri  64105               Dallas, Texas  75202




      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and the effective time (the Effective Time ) of the merger (the Merger ) of a wholly owned subsidiary of the Registrant with and into Peerless Group, Inc.
( Peerless ) as described in the Agreement and Plan of Merger dated as of August 18, 1998.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.  [   ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the
 Securities Act ), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ X ]  Registration No. 333-66185.

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
      statement for the same offering. [   ]




                       CALCULATION  OF  REGISTRATION  FEE

                                   Proposed
   Title of Each                    Maximum        Proposed
     Class of       Amount to   Offering Price      Maximum         AMOUNT OF
 Securities to be       be       Per Unit (2)      Aggregate      REGISTRATION
    Registered      Registere                   Offering Price         FEE
                       d(1)                           (2)
   Common Stock,
  par value $.01
     per share        32,167         7.688        $1,531,627         $425.79

(1) Represents the estimated maximum number of additional shares of common stock, par value $0.01 per share, of the Registrant ( Jack Henry Common Stock ) to be issued in connection with the Merger in exchange for outstanding shares of common stock, par value $.01 per share, of Peerless ( Peerless Common Stock ).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1), promulgated under the Securities Act, based on the market value of Peerless Common Stock as of December 11, 1998, using a per share price of $7.688 (the average of the high and low sales price of Peerless Common Stock on such date) and 199,236 shares (the number of additional shares of Peerless Common Stock to be exchanged for Jack Henry Common Stock).


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      This Registration Statement incorporates by reference the Registration Statement on Form S-4 and Amendment No. 1 thereto (Registration No. 333-66185) filed previously by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the Securities Act ). This Registration Statement is filed solely to register an additional 32,167 shares of Jack Henry Common Stock pursuant to rule 462(b) under the Securities Act.

                                     PART II

                     INFORMATION  NOT REQUIRED IN PROSPECTUS


Exhibits.

      All Exhibits filed with Registration Statement No. 333-66185 are incorporated by reference into, and shall be deemed a part of, this Registration Statement, except the following, which are filed herewith.


Exhibit No. Exhibit

5.1 Opinion of Shughart Thomson & Kilroy, P.C., regarding the legality of securities to be issued
23.1        Consent of Shughart Thomson & Kilroy, P.C.  (included in Exhibit
            5.1)
23.2        Consent of Haynes and Boone, LLP
23.3        Consent of Ernst & Young, LLP
23.4        Consent of Deloitte & Touche LLP
23.5        Consent of Baird Kurtz & Dobson
23.6        Consent of Dain Rauscher Wessels

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monett, State of Missouri, on December 14, 1998.

                                    JACK HENRY & ASSOCIATES, INC.,
                                    Registrant



                                    By /s/ Michael E. Henry

                                    Michael E. Henry, Chairman of the Board


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on December 14, 1998.

SIGNATURE AND NAME        CAPACITY                          DATE


/s/ Michael E. Henry     Chairman of the Board, Chief        December 14, 1998
Michael E. Henry          Executive Officer and Director


/s/ Michael R. Wallace    President, Chief Operating Officer December 14, 1998
Michael R. Wallace        and Director


/s/ Terry W. Thompson     Vice President, Treasurer and Chief December 14, 1998
Terry W. Thompson         Financial Officer (Principal Accounting
                          Officer)

/s/ John W. Henry        Vice Chairman, Senior Vice          December 14, 1998
John W. Henry             President and Director


/s/ Jerry D. Hall        Executive Vice President            December 14, 1998
Jerry D. Hall             and Director


/s/ James J. Ellis       Director                            December 14, 1998
James J. Ellis


/s/ Burton O. George     Director                            December 14, 1998
Burton O. George


/s/ George R. Curry      Director                            December 14, 1998
George R. Curry



                                  EXHIBIT INDEX
Exhibit
Number      Exhibit

5.1 Opinion of Shughart Thomson & Kilroy, P.C., regarding the legality of securities to be issued
23.1        Consent of Shughart Thomson & Kilroy, P.C.  (included in Exhibit
5.1)
23.2        Consent of Haynes and Boone, LLP
23.3        Consent of Ernst & Young, LLP
23.4        Consent of Deloitte & Touche LLP
23.5        Consent of Baird Kurtz & Dobson
23.6        Consent of Dain Rauscher Wessels

                                   EXHIBIT 5.1


                   OPINION OF SHUGHART THOMSON & KILROY, P.C.


      We have acted as counsel for Jack Henry & Associates, Inc. (the Company ) in connection with its Registration Statement on Form S-4 filed on December 14, 1998 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, related to 32,167 shares of the Company s Common Stock, $0.01 par value, to be sold by the Company. We are of the opinion that the shares being so registered for sale have been duly authorized and, when sold and delivered as contemplated in such Registration Statement, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to such Registration Statement.




                                    /s/   Shughart Thomson & Kilroy, P.C.
                                    SHUGHART THOMSON & KILROY, P.C.


December 14, 1998


                                  EXHIBIT 23.2


                        CONSENT OF HAYNES AND BOONE, LLP


      We hereby consent to the incorporation by reference in this Registration Statement, filed pursuant to Rule 462(b), of our opinion that was filed as an Exhibit to the Registration Statement on Form S-4 (No. 333-66185) relating to the Merger (the Merger ) of a wholly-owned subsidiary of Jack Henry & Associates, Inc., with and into Peerless Group, Inc., and to the references to our firm name in such Registration Statement in each place it appears therein in connection with references to our opinion and the tax consequences of the Merger. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term experts as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                                    /s/   Haynes and Boone, LLP

                              HAYNES AND BOONE, LLP


December 11, 1998


                                  EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG, LLP


      We consent to the reference to our firm under the caption Experts and to the use of our report dated January 20, 1998, with respect to the financial statements of Peerless Group, Inc., included in the Proxy Statement of Peerless Group, Inc. and the Registration Statement on Form S-4 and Amendment No. 1 thereto (Registration No. 333-66185) and the Prospectus of Jack Henry & Associates, Inc., incorporated by reference in this Registration Statement of Jack Henry & Associates, Inc. and Subsidiaries, Inc. on Form S-4, being filed pursuant to Rule 462(b).

                                          ERNST & YOUNG, LLP

Dallas, Texas
December 10, 1998

                                  EXHIBIT 23.4

                        CONSENT OF DELOITTE & TOUCHE LLP


      We consent to the incorporation by reference in this Registration Statement of Jack Henry & Associates, Inc. and Subsidiaries (the Company ) on Form S-4, being filed pursuant to Rule 462(b), of our report dated August 18, 1998, appearing in the annual report on Form 10-K of the Company for the year ended June 30, 1998 and to the reference to us under the heading Experts in the Registration Statement (Form S-4 No. 333-66185) and related Proxy Statement/Prospectus, incorporated by reference in this Registration Statement.



                                    DELOITTE & TOUCHE LLP

St. Louis, Missouri
December 14, 1998

                                  EXHIBIT 23.5

                         CONSENT OF BAIRD KURTZ & DOBSON


      We consent to the incorporation by reference in this Registration Statement of Jack Henry & Associates, Inc. and Subsidiaries (the Company ) on Form S-4, being filed pursuant to Rule 462(b), of our report dated August 22, 1996, appearing in the annual report on Form 10-K of the Company for the year ended June 30, 1998 and to the reference to us under the heading Experts in the Registration Statement (Form S-4 No. 333-66185) and related Proxy Statement/Prospectus, incorporated by reference in this Registration Statement.



                                          BAIRD KURTZ & DOBSON


Joplin, Missouri
December 14, 1998
                                  EXHIBIT 23.6

                        CONSENT OF DAIN RAUSCHER WESSELS


      We hereby consent to the incorporation by reference in this Registration Statement, filed pursuant to Rule 462(b), of our opinion dated August 18, 1998, included in the Registration Statement on Form S-4 (No. 333-66185) and related Proxy Statement/Prospectus as Annex C, relating to the merger of a wholly-owned subsidiary of Jack Henry & Associates, Inc., with and into Peerless Group, Inc., and to the references to our firm name in such Proxy Statement/Prospectus in each place it appears therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term experts as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                                    DAIN RAUSCHER WESSELS
                                    a division of Dain Rauscher Incorporated


December 14, 1998